As filed with the Securities and Exchange Commission on January 28, 1997

                         Registration Statement No.333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              EXPERT SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                                   65-0359860
                                    (State of
                                 Incorporation)
                      (IRS Employer Identification Number)
                           800 Douglas Road, Suite 750
                           Coral Gables, Florida 33134
                                 (305) 567-9990
   (Address including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)
                         -------------------------------
                               Kenneth P. Currier
                             Chief Executive Officer
                              Expert Software, Inc.
                           800 Douglas Road, Suite 750
                           Coral Gables, Florida 33134
                                 (305) 567-9990
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)
                         -------------------------------
                                 With copies to:
                              John B. Steele, Esq.
                         Goodwin, Proctor & Hoar, L.L.P.
                                 Exchange Place
                                 53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_| If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|
    If this Form is a post-effective amendment filed pursuant to Rule 452(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|
    If delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box. |_|
                       ---------------------

                               Page 1 of 21 pages.
                          Exhibit Index is at page 19.

                         CALCULATION OF REGISTRATION FEE

Title of      Amount to   Proposed      Proposed        Amount of
Shares  to    be          Maximum       Maximum         Registration
be registered registered  Offering      Aggregate       Fee  (2)
                          Price Per     Offering
                          Share  (1)    Price  (1)
----------------------------------------------------------------------

Common Stock    315,409      $4.187      $1,320,617.50     $455.38
                Shares

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of l933 as amended.

(2) Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee has been calculated based upon the average of the bid and ask prices per share of Common Stock on the NASDAQ National Market System on January 14, 1997.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------

           SUBJECT TO COMPLETION, DATED JANUARY 28, 1997


PROSPECTUS

                                 315,409 Shares


                              EXPERT SOFTWARE, INC.

                                  Common Stock
                                  -------------

    This prospectus relates to the offer and sale of 315,409 shares of common stock, $.01 par value per share ("Common Stock") of Expert Software, Inc. ("Expert" or the "Company") by certain stockholders of the Company named herein (the "Selling Stockholders"). See "Selling Stockholders" and "Plan of Distribution."

    The Common Stock is quoted on The Nasdaq National Market System under the trading symbol "XPRT".
                        ------------------
  See "Risk Factors" beginning on Page 4 for certain risk factors relevant to an
                         investment in the Common Stock
                        ------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                                 SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
            THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                        ------------------
    The 315,409 shares of Common Stock offered hereby (the "Shares") may be sold from time to time by the Selling Shareholders on The Nasdaq National Market System on terms to be determined at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers. Alternatively, the Selling Stockholders may from time to time offer Shares offered hereby to or through underwriters, dealers or agents who may receive consideration in the form of discounts and commissions. Such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Stockholders and/or the purchasers of the Shares offered hereby for whom such underwriters, dealers or agents may act. The Company is registering the Shares to satisfy the Company's contractual obligations to the Selling Stockholders to use best efforts to register such Shares, but the registration of the Shares does not necessarily mean that any of the Shares will be offered or sold hereunder. See "Selling Stockholders" and "Plan of Distribution."

    The Selling Stockholders and any dealers or agents that participate in the distribution of the Securities offered hereby may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act") and any profit in the sale of such Shares offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

    The Company will receive no proceeds from the sale of the Shares by Selling Stockholders hereunder, but the Company will pay the expenses incurred by the Company in connection with the registration of the Shares with the Securities and Exchange Commission. See "Plan of Distribution" for indemnification arrangements between the Company and the Selling Stockholders.
                        -------------------

    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

    NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE SALE OF ANY SHARES PURSUANT TO THIS PROSPECTUS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

    NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE PURSUANT TO THIS PROSPECTUS SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE COMPANY'S AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.

    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH AN OFFER OR SOLICITATION MAY NOT BE LAWFULLY MADE.

                        -------------------


          The date of this Prospectus is January 28, 1997

                              AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "SEC" or "Commission") a Registration Statement on Form S-3 under the Securities Act with respect to the Shares. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York, 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400 Chicago, Illinois 60661-2511, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Room, 1024, Washington, D.C. at prescribed rates. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http//www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

    The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "XPRT". Reports, proxy statements and other information about the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006


          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:(i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, (ii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, l996,(iii) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, (iv) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, (v) Form 8-K dated October 23, l996, and (vi) the description of the Common Stock contained in the Company's Form 8-A filed with the Commission pursuant to the Exchange Act, including all amendments and reports updating such description.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide, without charge, to each person, including a beneficial owner to whom a copy of the Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference(other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to Chief Financial Officer, Expert Software, Inc., 800 Douglas Road, Suite 750, Coral Gables, Florida 33134 (Telephone: 305-567-9990).

    This Prospectus  contains  forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results may differ materially from the results discussed on the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below.


                                  RISK FACTORS

    An investment in the Company involves various risks. In addition to other matters referenced in the Company's documents which are filed with the Commission and which are incorporated by reference herein, prospective stockholders should consider the following risk factors:

    Liquidity and Capital Resources. Since December 31, 1995, the Company has experienced a reduction in its stockholders' equity, working capital and ratio of current assets to current liabilities, primarily as a result of net losses realized during that period. Management has responded by reducing expenses, including among other actions, reducing personnel significantly.

    As of September 30, 1996, the Company had $3.8 million in working capital, including $1.9 million in cash. Net cash used by operating activities was $4.5 million for the nine months ended September 30, 1996, primarily due to the payment of approximately $2.7 million for income taxes related to 1995 and 1996, and increased investment in accounts receivable. Increases in gross accounts receivable were offset by increases in provisions for returns and doubtful accounts. Net cash provided by investing activities was $5.5 million, primarily due to the maturity and sales of certain marketable securities, offset by purchases of property and equipment.

    The Company believes that cash generated by operations may be affected by an increase in working capital requirements as it continues to expand operations. In response to such growth in working capital requirements, the Company entered into a two year, $5.0 million unsecured revolving line of credit in May, 1996. Availability under the line is based on an advance rate applied to eligible receivables and the maintenance of certain financial ratios. As a result of the Company's performance in the second and third quarters of fiscal 1996, the Company was no longer in compliance with the original financial ratios under its revolving line of credit. Amendments to the line of credit were entered into, modifying the financial ratios to reflect its year to date results of operations and granting a security interest in the Company's assets. There can be no assurance that the Company's results of operations will continue to be in compliance with the line of credit covenants, which among other things, prohibit two consecutive quarterly losses commencing with the third quarter of 1996, or that the line of credit will be otherwise available to the Company.

    Competition. The Company competes with many companies, including large software publishing companies. Many of these companies have substantially greater financial and other resources, larger development staffs, and more extensive manufacturing and marketing organizations than those of the Company. The Company has experienced consolidation of the software industry among both customers and competitors, evolving distribution channels, the growth in popularity of the Internet and other new technologies among competitors which could impact the distribution and purchase of software.

    Dependence Upon Key Personnel. The Company is highly dependent on the members of its management and development staff, the loss of one or more of which could have a material adverse effect on the Company. In addition, the Company believes that its future success will depend in large part upon its ability to attract and retain highly skilled, technical, managerial, and marketing personnel. The Company faces significant competition for such personnel from other companies, research and academic institutions, government entities and other organizations. There can be no assurance that the Company will be successful in hiring or retaining the personnel it requires. The failure to hire and retain such personnel could materially and adversely affect the Company's prospects.

    Potential Volatility of Stock Price. The market price of shares of the Company's Common Stock has been, and in the future will likely be, highly volatile. Factors such as announcements of new commercial products or technological innovations by the Company or its competitors, results of operations of the Company, its primary competitors or significant customers, and general market conditions may have a significant effect on the market price of the Company's Common Stock.

    Changes in Technology and Industry Standards. The consumer software industry is undergoing rapid changes, including evolving industry standards, frequent new product introductions and changes in consumer requirements and preferences. The introduction of new technologies, including operating systems and media formats, can render the Company's existing products obsolete or unmarketable. In 1993, for example, there was a significant shift in consumer demand from DOS-based software to Windows-based software. More recently, consumer demand has been shifting from disk-based software to software on CD-ROM's. There can be no assurance that the current demand for the Company's Windows and CD-ROM products will continue or that the mix of the Company's future product offerings will keep pace with technological changes or satisfy evolving consumer preferences. The success of the Company will be dependent upon its ability to develop, introduce and market products which respond to such changes in a timely fashion. There can be no assurances that the Company will be successful in developing and marketing products for certain advanced and emerging operating systems and formats. Failure to develop and introduce new products and product enhancements in a timely fashion could result in significant product returns and inventory obsolescence and could impair the Company's business operating results and financial condition.

    Dependence on Retailers and Distributors. The Company sells its products primarily on a direct basis to retailers as well as to distributors for resale to retailers. The Company's retail customers include office supply stores, software specialty stores, warehouse clubs, consumer electronic stores, mall-based chains and mass merchants. The Company's customers are not contractually required to make future purchases of the Company's products and therefore could discontinue carrying the Company's products in favor of a competitor's product or for any other reason. Retailers and distributors compete in a volatile industry that is subject to rapid change, consolidation, financial difficulty and increasing competition from new distribution channels. Due to increased competition for limited shelf space, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale, including price discounts and product return policies. Retailers often require software publishers to pay fees in exchange for preferred shelf space. Retailers may give higher priority to products other than the Company's thus reducing their efforts to sell the Company's products. There can be no assurance that the Company will be able to increase or sustain its current amount of retail shelf space or promotional .resources, and as a result, the Company's operating results could be adversely affected. In addition, other types of retail outlets and methods of product distribution may become important in the future, such as on-line services. It is critical to the success of the Company that as those changes occur the Company gains access to those channels of distribution.

    Customer Concentration and Credit Risk. In the first nine months of 1996, the Company's two largest customers each accounted for more than 10% of gross sales less actual returns ("Sales") and in the aggregate accounted for approximately 26% of the Company's outstanding gross accounts receivable at September 30, 1996. In 1995, the Company's three largest customers each accounted for more than 10% of Sales and in the aggregate accounted for approximately 36% of the Company's gross outstanding accounts receivable at December 30, 1995.

    The loss of any of the Company's major customers, a significant decrease in product shipments to any one or more of them or an inability to collect receivables from one or more of them could adversely affect the Company's business, operating results and financial condition.

    Product Returns; Collection of Accounts Receivable. Consistent with industry practices, the Company may accept product returns or provide other credits in the event that a retailer or distributor holds excess inventory of the Company's products. The Company's sales are made on credit terms and it does not generally hold collateral to secure payment. Therefore, a default in payment on a significant scale could adversely affect the Company's business, results of operations and financial condition. It is difficult for the Company to ascertain current demand for its existing products and anticipated demand for newly introduced products. Accordingly, the Company is exposed to the risk of product returns from retailers and distributors. There can be no assurance that actual returns and uncollectible accounts receivables will not exceed the Company's reserves. Any significant increase in product returns or uncollected accounts receivable beyond the reserves provided could have a material adverse effect on the Company's business, results of operations and financial condition.

    Dependence on External Development Resources. The Company relies on external development resources for the development of a significant number of the software products it publishes. Due primarily to the increased demand for consumer software programs, the payment of advance and guaranteed royalties to independent developers has increased in the industry and may continue to increase. As independent developers are in high demand, there can be no assurance that independent developers, including those which have developed products for the Company in the past, will be available to develop products for the Company in the future. Many independent developers have limited financial resources, which could expose the Company to the risk that such developers may be out of business prior to completing a project. In addition, due to the fact that the Company has less control over the scheduling and quality of the work of independent developers than it does over its own employees, there can be no assurance that such developers will complete products for the Company on a timely basis, within acceptable guidelines, or at all. Furthermore, under the Company's typical agreements with its independent software developers, the Company's licenses to publish and market their software programs have initial five year terms, which automatically renew annually until canceled by either party. The Company's success depends in part on its continued ability to obtain and renew product development agreements with independent software developers. The Company's success is also dependent on its ability to obtain content for its products from external sources. There can be no assurance that the Company will be able to obtain or renew product development agreements or to obtain such content on favorable terms, or at all.

    Management of Growth. The Company's ability to manage its growth effectively will require it to continue to improve its operational, financial and management information systems, and to attract, train, motivate, manage and retain key employees. The Company has implemented a new management information system and may make additional investments in capital equipment to address increasing sales volume. No assurance can be given that these new systems will be fully implemented successfully and the failure to do so could have a material adverse effect on the Company's business, operating results, and financial condition. If the Company's management becomes unable to manage growth effectively, the Company's business operating results and financial condition could be adversely affected.

    Limited Protection of Intellectual Property and Proprietary Rights. The Company regards its software as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws, employee and third party nondisclosure agreements and other methods to protect its proprietary rights. The Company does not include in its products any mechanism to prevent or inhibit unauthorized copying. Unauthorized copying occurs within the software industry, and if a significant amount of unauthorized copying of the Company's products were to occur, the Company's business, operating results and financial condition could be adversely affected. Also, as the number of software products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to infringement claims. There can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current and future products. Although the Company has not been the subject of any actual pending or threatened intellectual property litigation, there has been substantial litigation among software companies regarding copyright, trademark, or other intellectual property rights. Any such claims or litigation, with or without merit, could be costly and a diversion of management's attention which could have a material adverse effect on the Company's business, operating results and financial condition. Adverse determinations in such claims or litigation could have a material adverse effect on the Company's business, operating results and financial condition.

    Anti-takeover Provisions. The Company's Board of Directors has the authority to issue shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plans to issue shares of Preferred Stock except as provided by the Company's Shareholder Rights Agreement. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the "business combination" is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the "interested stockholder" and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. Although Section 203 applies generally to the Company and its stockholders, it does not apply to any of the Company's stockholders who owned, together with any affiliates and associates, 15% or more of the Common Stock immediately after the Company's initial public offering. Furthermore, certain other provisions of the Company's Certificate of Incorporation and By-laws may have the effect of discouraging, delaying or preventing a merger, tender offer, or proxy contest, which could adversely affect the market price of the Company's Common Stock. Such provisions include, among other things, a classified Board of Directors serving staggered three-year terms, the removal of directors only for cause, exclusive authority to determine the size of the entire Board of Directors and subject to certain limited exceptions, to fill vacancies thereon, exclusive authority of the Board of Directors (except as otherwise required by law) to call special meetings of stockholders, elimination of stockholder action by written consent and certain advance notice requirements for stockholders proposals and nominations for election to the Board of Directors.

    The Company has adopted a Shareholder Rights Agreement. The purpose of the Shareholders Rights Agreement is, among other things, to ensure that stockholders receive fair and equal treatment in the event of any proposed acquisition of the Company. The adoption of the Shareholder Rights Agreement could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, the Company or a large block of the Company's Common Stock.

    Potential Impact of Shares Eligible for Future Sale. There are currently approximately 7,507,804 shares of Common Stock outstanding, of which 315,409 shares of Common Stock are being registered hereby. The holders of approximately 2,269,690 shares of Common Stock have contractual rights to have those shares registered with the Securities and Exchange Commission for resale to the public. In addition, the Company has filed a registration statement covering the shares of Common Stock reserved for issuance under the Company's 1992 Stock Option Plan and, accordingly, such shares issued under the 1992 Stock Option Plan will be eligible for sale in the public market, subject , with respect to affiliates of the Company, to compliance with applicable Rule 144 limitations. Sales of substantial amounts of these shares of Common Stock in the public market could have an adverse effect on the market price of the Common Stock.


                                   THE COMPANY

    Expert Software, Inc. is a Delaware corporation with its principal executive offices at 800 Douglas Road, Executive Tower,
Suite 750, Coral Gables, Florida 33134. Its telephone number is
(305) 567-9990.

    "Expert Software", "Swfte", and all of Expert's logos and product names are trademarks of the Company. This prospectus also contains trademarks of companies other than those of the Company. The Company's executive offices are located at 800 Douglas Road, Executive Tower, Suite 750, Coral Gables, Florida 33134-3160, and its telephone number is (305) 567-9990.


                               RECENT DEVELOPMENTS

    On October 21, 1996, the Company reported that it had settled litigation with David H. Goodman, the former Chairman and Chief Executive Officer of Swfte International, Ltd., and others. The original dispute involved the contingent purchase price pursuant to a certain Agreement and Plan of Merger among Expert, ES I Acquisition Corp., Swfte and the stockholders of Swfte, dated as of October 16, 1995. The suit, as well as counterclaims filed by the Company were settled in the Court of Chancery, New Castle County, Delaware. The Company's results for the third quarter ended September 30, 1996 included expenses of $1.9 million for the settlement and related legal and associated costs.


                                 USE OF PROCEEDS

    The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

    The following table provides the names of and the number of shares offered for sale by each Selling Stockholder in the Offering. The Selling Stockholders acquired their shares as part of the Swfte acquisition by the Company. Since the Selling Stockholders may sell all, some, or none of their Shares, no estimate can be made of the number or percentage of Shares that each Selling Stockholder will own upon completion of the Offering. Assuming that all of the Shares offered hereby are sold, no Selling Stockholder would own more than 1 % of the outstanding shares of the Company's Common Stock after the Offering .

The Shares offered by the Prospectus may be offered from time to time during the
90  day  effective  period  of  the   registration   statement  by  the  Selling
Stockholders named below.


                    SHARES OWNED     SHARES OFFERED
      NAME                 AS OF             HEREBY
                    DECEMBER 26,
                            1996
  -------------- -------------------------------------

  Diane Bove              11,664             11,664
  Irwin Bransky           62,027             62,027
  Musa Brooker                97                 97
  Shawn Dewey                 38                 38
  John Giannone              388                388
  Zandra Gomez                38                 38
  David Goodman          225,686            225,626
  Katie                       38                 38
  Houghton
  Pamela                   2,916              2,916
  Jasinski
  Alex Kane                   38                 38
  Daniel                   1,944              1,944
  Kearney
  Maurice                     38                 38
  Kimball
  Loretta                    291                291
  Liskey
  Brian Lofurno              388                388
  Karen                      388                388
  Margolis
  Darren                      38                 38
  Mathewson
  Kenneth May                194                194
  Marilyn Minko               38                 38
  Joseph                     777                777
  Spector
  Jeffrey Suwyn               97                 97
  David Thomas                38                 38
  Scott                      291                291
  Wasserman
  Piper                    8,017              8,017
  Jaffray, Inc.
                 =====================================
      Totals             315,469            315,409
                 =====================================


    The information provided herein is based solely upon information provided by each of the Selling Shareholders named above.

    In recognition of the fact that Selling Stockholders may desire to sell their Shares when they consider appropriate, the Company has filed with the Commission a registration statement on Form S-3 (of which this Prospectus is a part) with respect to the sale of the Shares by the Selling Stockholders. The Company will prepare and file such amendments and supplements to the registration statement as may be necessary to keep it effective for 90 days after the date of effectiveness.


                              PLAN OF DISTRIBUTION

    The Shares offered hereby may be sold during the 90 day period following the date of this Prospectus. The Selling Stockholders may sell the Shares on The Nasdaq National Market on terms to be determined at the time of such sale. The Selling Stockholders may also make private sales directly or through a broker or brokers. Alternatively, the Selling Stockholders may, during the effective period of the registration statement, offer Shares offered hereby to or through underwriters, dealers, or agents who may receive consideration in the form of discounts and commissions. Such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Stockholders and/or the purchasers of the Shares offered hereby for whom such underwriters, dealers and agents may act. The Selling Stockholders and any dealers or agents that participate in the distribution of the Shares offered hereby may be deemed "underwriters" as defined in the Securities Act and any profit on the sale of such Shares offered hereby by them and any discounts, commissions or concessions received by any such dealer or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the Selling Stockholders from sales of the Shares offered hereby will be the purchase price of such Shares less any broker's commissions required to be paid by the Selling Stockholders.

    To the extent required, the specific Shares of Common Stock to be sold, the names of the Selling Stockholders, the respective purchase price and public offering prices, the name of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus supplement.

    The Shares of Common Stock offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

    In order to comply with the securities laws of certain states, if applicable, the Shares offered hereby will be sold by the Selling Stockholders in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and is complied with.

    Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares offered hereby may not simultaneously engage in market making activities with respect to the Shares for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-6, and 10b-7 which provisions may limit the timing of purchases and sales of Shares by the Selling Stockholders.

    The Company will pay the expenses incurred by the Company in connection with the registration with the Commission of the Shares offered hereby.

    The Company and each Selling Stockholder have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Goodwin, Proctor & Hoar L.L.P., Boston, Massachusetts.

                                     EXPERTS

    The financial statements and schedule of Expert Software, Inc., as of December 31, 1995, and for each of the three years in the period ended December 31, 1995 incorporated by reference in the Prospectus, and in the registration statement have been audited by Arthur Andersen, L.L.P., independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

================================    ================================

================================    ================================

      No   person   has   been
authorized in connection  with
the  offering  made  hereby to
give  any  information  or  to              315,409 Shares
make  any  representation  not
contained in this  Prospectus,           Expert Software, Inc.
and if  given  or  made,  such
information or  representation               Common Stock
must  not be  relied  upon  as
having been  authorized by the
Company,      any      Selling
Stockholder   or   any   other
person.  This  Prospectus does
not  constitute  an  offer  to
sell or a  solicitation  of an
offer   to  buy   any  of  the
Shares  offered  hereby to any
person  or by  anyone  in  any
jurisdiction  in  which  it is
unlawful  to make  such  offer
or  solicitation.  Neither the
delivery  of  this  Prospectus
nor any  sale  made  hereunder
shall,        under        any
circumstances,    create   any
implication      that      the
information  contained  herein
is  correct  as  of  any  date
subsequent to the date hereof.

--------------------------------

       TABLE OF CONTENTS


Available Information........  3
Incorporation of Certain
 Documents by Reference......  3
Risk Factors.................  4
                                    --------------------------------
The Company, Recent                           PROSPECTUS
Developments.................  7
                                    --------------------------------
Use of Proceeds..............  7
Selling Stockholders.........  8
Plan of Distribution.........  8
Legal Matters................  9
Experts......................  9


================================    ================================

================================    ================================

       PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of  Issuance and Distribution.

      The expenses in connection with the issuance and distribution of the Shares being registered are set forth in the following table (all amounts except the registration fee are estimated):

        Registration Fee..................  $  455.38
        Legal Fees and Expenses...........   3,500.00
        Miscellaneous.....................     500.00
                                          ===========
              Total.......................  $4,455.38
                                          ===========

      All expenses referenced above will be borne by the Company.

Item 15. Indemnification of Directors and Officers.

      Reference is made to Article VII of the Company's Amended and Restated Certificate of Incorporation which provides for certain limitations on the liability of the Company's Directors for monetary damages to the Company and its stockholders.

      Reference is made to Article V of the By-laws of the Company which provides for indemnification by the Company of its directors and officers under certain circumstances against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which any such person is involved by reason of the fact that such person is or was a director or officer of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe that his or her conduct was unlawful.

      Reference is made to the Company's Amended and Restated Stockholders Agreement dated as of February 23, 1995 which provides for indemnification by the Company of its existing principal stockholders and the controlling persons of such stockholders (some of whom are directors of the Company) against certain liabilities, including those arising in connection with the registration, purchase, sale or ownership of any securities of the Company.

      The Company carries directors' and officers liability insurance covering its directors and officers.

Item 16.  Exhibits.

Exhibit  Description
No.
-------------------------------------------------------------------
    4.1  Amended and Restated Certificate of Incorporation of the
         Company (1)
    4.2  Amended and Restated By-laws of the Company (2)
    4.3 Registration Rights Agreement dated as of November 2, l995 containing undertaking by the Company to register certain shares of Common Stock (2)
    5.1 Opinion of Goodwin, Proctor & Hoar L.L.P. as to the legality of the Shares being registered
   23.1  Consent of  Goodwin, Proctor & Hoar, L.L.P.(included in
         Exhibit 5.1 hereto)
   23.2  Consent of  Accountants Arthur Andersen, L.L.P.
   24.1 Powers of Attorney (included on signature page of Registration Statement as filed)

(1) Incorporated by reference from Exhibit 3.1 to the Company's Form S-1 (File No. 33-99292) as filed with the
Commission on November 14, 1995.
(2) Incorporated by reference from Exhibit 3.2 to the Company's Form S-1 (File No. 33-89758) as filed with the
Commission on February 24, 1995.
(3) Incorporated by reference from Exhibit 10.11 to the Company's Form S-1 (File No. 33-99292) as filed with the
Commission on November 14, 1995.

Item 17.  Undertakings.

      (a)  The undersigned registrant hereby undertakes:


           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Shares offered therein, and the offering of such Shares at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the Shares being registered which remain unsold at the termination of the offering.

      (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Shares offered therein, and the offering of such Shares at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Shares being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                          SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Expert Software, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coral Gables, Florida, on January 17, 1997.

                    EXPERT SOFTWARE, INC.

                  BY: /s/ Kenneth P. Currier
                   ------------------------
                      Kenneth P. Currier
                   Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Expert Software, Inc. hereby severally constitute Kenneth P. Currier and Charles H. Murphy and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Expert Software, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                     Title               Date
                                Director, Chief
    /s/ KENNETH P. CURRIER      Executive Officer and   January 17,
      Kenneth P. Currier        Secretary (Principal    1997
                                Executive Officer)


     /s/ SUSAN A. CURRIER       Director, President     January 17,
       Susan A. Currier                                 1997

                                Chief Financial
     /s/ CHARLES H. MURPHY      Officer and Treasurer   January 17,
       Charles H. Murphy        (Principal Financial    1997
                                Officer and Principal
                                Accounting Officer)


                                Director                January 17,
      Stephen J. Clearman                               1997


       A. Bruce Johnston        Director                January 17,
                                                        1997


     Charles E. Noell III       Director                January 17,
                                                        1997

                          SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Expert Software, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coral Gables, Florida, on January 17, 1997.

                    EXPERT SOFTWARE, INC.

                     BY:
                   ------------------------
                      Kenneth P. Currier
                   Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Expert Software, Inc. hereby severally constitute Kenneth P. Currier and Charles H. Murphy and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Expert Software, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                     Title               Date
                                Director, Chief
   /s/ KENNETH P. CURRIER       Executive Officer and   January 17,
       Kenneth P. Currier       Secretary (Principal    1997
                                Executive Officer)


   /s/ SUSAN A. CURRIER         Director, President     January 17,
       Susan A. Currier                                 1997

                                Chief Financial
   /s/ CHARLES H. MURPHY        Officer and Treasurer   January 17,
       Charles H. Murphy        (Principal Financial    1997
                                Officer and Principal
                                Accounting Officer)


   /s/ STEPHEN J. CLEARMAN      Director                January 17,
       Stephen J. Clearman                              1997


                                Director                January 17,
       A. Bruce Johnston                                1997


                                Director                January 17,
       Charles E. Noell III                             1997

                          SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Expert Software, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coral Gables, Florida, on January 17, 1997.

                    EXPERT SOFTWARE, INC.

                     BY:
                   ------------------------
                      Kenneth P. Currier
                   Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Expert Software, Inc. hereby severally constitute Kenneth P. Currier and Charles H. Murphy and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Expert Software, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                     Title               Date
                                Director, Chief
   /s/ KENNETH P. CURRIER       Executive Officer and   January 17,
       Kenneth P. Currier       Secretary (Principal    1997
                                Executive Officer)


   /s/ SUSAN A. CURRIER         Director, President     January 17,
       Susan A. Currier                                 1997

                                Chief Financial
   /s/ CHARLES H. MURPHY        Officer and Treasurer   January 17,
       Charles H. Murphy        (Principal Financial    1997
                                Officer and Principal
                                Accounting Officer)


                                Director                January 17,
       Stephen J. Clearman                              1997


   /s/ A. BRUCE JOHNSTON        Director                January 17,
       A. Bruce Johnston                                1997


                                Director                January 17,
       Charles E. Noell III                             1997

                          SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Expert Software, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coral Gables, Florida, on January 17, 1997.

                    EXPERT SOFTWARE, INC.

                     BY:
                   ------------------------
                      Kenneth P. Currier
                   Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Expert Software, Inc. hereby severally constitute Kenneth P. Currier and Charles H. Murphy and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Expert Software, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                     Title               Date
                                Director, Chief
   /s/ KENNETH P. CURRIER       Executive Officer and   January 17,
       Kenneth P. Currier       Secretary (Principal    1997
                                Executive Officer)


   /s/ SUSAN A. CURRIER         Director, President     January 17,
       Susan A. Currier                                 1997

                                Chief Financial
  /s/  CHARLES H. MURPHY        Officer and Treasurer   January 17,
       Charles H. Murphy        (Principal Financial    1997
                                Officer and Principal
                                Accounting Officer)


                                Director                January 17,
       Stephen J. Clearman                              1997


                                Director                January 17,
       A. Bruce Johnston                                1997


  /s/  CHARLES E. NOELL III     Director                January 17,
       Charles E. Noell III                             1997

EXHIBIT INDEX


Exhibit  Description                                               Page
No.
-------------------------------------------------------------------------
    4.1  Amended and Restated Certificate of Incorporation of the    -
         Company (1)
    4.2  Amended and Restated By-laws of the Company (2)             -
    4.3  Registration Rights Agreement dated as of November 2,       -
         l995 containing undertaking  by the Company to register
         certain shares of Common Stock (2)
    5.1  Opinion of Goodwin, Proctor & Hoar L.L.P.  as to the       20
         legality of the Shares being registered
   23.1  Consent of  Goodwin, Proctor & Hoar, L.L.P.(included in    20
         Exhibit 5.1 hereto)
   23.2  Consent of  Accountants Arthur Andersen, L.L.P.            21
   24.1  Powers of Attorney (included on signature page of          15
         Registration Statement as filed)

(1) Incorporated by reference from Exhibit 3.1 to the Company's Form S-1 (File No. 33-99292) as filed with the
Commission on November 14, 1995.

(2) Incorporated by reference from Exhibit 3.2 to the Company's Form S-1 (File No. 33-89758) as filed with the
Commission on February 24, 1995.

(3) Incorporated by reference from Exhibit 10.11 to the Company's Form S-1 (File No. 33-99292) as filed with the
Commission on November 14, 1995.

                 GOODWIN, PROCTER & HOAR LLP
                      counselors at law
                        exchange place
               Boston, Massachusetts 02109-2881
                   telephone (617) 570-1000

              January 24, 1997 telecopier (617)
                           523-1231


Expert Software, Inc.
800 Douglas Road
Executive Tower, Suite 750
Coral Gables, FL 33134

Ladies and Gentlemen:

      We have assisted in the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3, (the "Registration Statement"), relating to the sale by certain stockholders of up to 315,409 shares of Common Stock, $.01 par value per share (the "Shares"), of Expert Software, Inc., a Delaware corporation (the "Company").

      We have examined the Amended and Restated Certificate of Incorporation and By-laws of the Company, and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meetings of directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures and authenticity of all documents submitted to us a originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

      We assume that the appropriate action will be taken, prior to the offer and sale of the Shares to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

      Based upon the foregoing, we are of the opinion that the issuance of the Shares was duly authorized, and that such Shares were validly issued and are fully paid and non-assessable.

      We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus, and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                          /s/ GOODWIN, PROCTER & HOAR LLP
349969.c1                 GOODWIN, PROCTER & HOAR LLP

     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement (No. 33-__________) of our reports dated February 13, 1996, included in Expert Software, Inc.'s Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP
Miami, Florida,
    January 24, 1997.